Exhibit 99.1

Delek US Holdings Reports Third Quarter 2009 Results

BRENTWOOD, Tenn.--(BUSINESS WIRE)--November 5, 2009--Delek US Holdings, Inc. (NYSE: DK), a diversified energy company with assets in the petroleum refining, marketing and retail industries, today announced financial results for the third quarter 2009.

For the three months ended September 30, 2009, Delek US reported a net loss from continuing operations of $5.1 million, or ($0.10) per basic share, versus net income from continuing operations of $24.4 million, or $0.45 per diluted share, in the third quarter 2008. Excluding special items, the Company reported an adjusted net loss from continuing operations of $8.2 million, or ($0.16) per basic share, in the third quarter 2009.

In the Company’s refining segment, third quarter results were adversely impacted by a significant decline in the 5-3-2 Gulf Coast crack spread in the period. Within the retail segment, same-store sales trends signaled improving business conditions in the Company’s core Southeastern markets during the third quarter 2009, as both fuel gallons sold and merchandise sales increased above levels reported in the third quarter 2008.

As previously reported, the Company’s Tyler, Texas refinery was offline between late November 2008 and mid-May 2009 due to a fire at the facility. During the third quarter 2009, the Company recorded income of $12.0 million related to claims under its property damage and business interruption insurance policies, including $6.0 million from the Company’s business interruption policy and $5.8 million from its property damage policy, net of $0.2 million in property damage expenses. Since the start of the fourth quarter 2009, the Company has received additional cash payments on insurance claims totaling $4.1 million. Delek US believes it will receive additional insurance proceeds.

Uzi Yemin, President and Chief Executive Officer of Delek US, remarked: “Challenging Gulf Coast refining economics weighed heavily on our overall profitability during the third quarter 2009, serving to offset modest gains in our other segments. The 5-3-2 Gulf Coast crack spread declined more than 57 percent on a year-over-year basis in the third quarter, driven principally by a steep decline in refined product margins in September.”

“Performance in our retail segment has improved in recent quarters, supported by increasingly stable business conditions in our core Southeastern markets. In the third quarter 2009, same-store fuel gallons sold and merchandise sales were higher when compared to the prior year period,” continued Yemin.

Yemin concluded: “In view of current market conditions, we recently secured financing through our majority shareholder to maintain a healthy degree of financial flexibility. As of September 30, 2009, our cash position exceeded $107 million and our net debt to capitalization was less than 30 percent.”

Refining Segment

Refining contribution margin was $8.4 million in the third quarter 2009, compared to $29.6 million in the third quarter 2008. The year-over-year decline in third quarter 2009 contribution margin was primarily attributable to a 57.7 percent year-over-year decline in the 5-3-2 Gulf Coast crack spread.

Capacity utilization at the Tyler refinery was 82.6 percent in the third quarter 2009, compared to 86.0 percent in the third quarter 2008. Tyler produced 54,092 barrels per day in the third quarter 2009, versus 55,339 barrels per day in the third quarter 2008. The refinery sold 54,266 barrels per day during the third quarter 2009, versus 55,854 in the prior year period.

Direct operating expense per barrel sold was $4.82 per barrel in the third quarter 2009, versus $5.46 per barrel in the third quarter 2008. Lower natural gas and electricity costs were key factors in the year over year decline in operating expense per barrel sold.

Refining margin, adding back inter-company marketing fees of $0.22 per barrel, was $4.37 per barrel sold, compared to $12.16 per barrel sold for the same quarter last year. The 5-3-2 Gulf Coast crack spread was an average of $6.38 in the third quarter 2009, versus $15.08 in the third quarter 2008.

Retail Segment

Retail segment contribution margin declined to $16.7 million in the third quarter 2009, compared to $21.5 million in the third quarter 2008. The year-over-year decline in third quarter contribution margin was primarily attributable to lower retail fuel margins when compared to the prior year period.

The third quarter 2009 signaled a continued improvement in same-store operational metrics. Same-store fuel gallons sold and same-store merchandise sales increased in the third quarter 2009, following more than a year of negative same-store comparisons. Same-store metrics have improved due primarily to a combination of lower fuel prices, improving consumer confidence and perceived stabilization in employment conditions in the Company’s core Tennessee and Georgia markets.

Same-store gallons sold increased 2.2 percent in the third quarter 2009, when compared to the third quarter 2008. The retail segment sold a total of 102.4 million gallons during the three months ended September 30, 2009, versus 100.9 million gallons in the prior year period.

Third quarter 2009 retail margin was 17.8 cents per gallon, compared to 24.1 cents per gallon in the prior year period. The elevated retail fuel margin reported in the third quarter 2008 was favorably impacted by a dislocation between the wholesale and retail price of fuel that resulted from weather-related supply disruptions in the period.

Same-store merchandise sales increased 1.9 percent in the third quarter 2009, when compared to the third quarter 2008. Total merchandise sales in the retail segment totaled $99.5 million in the three months ended September 30, 2009, versus $98.0 million in the prior year period. Third quarter 2009 merchandise margin was 31.1 percent, versus 32.2 percent in the third quarter 2008.

In the first nine months of 2009, the retail segment reimaged 22 stores. From the inception of the Company’s reimaging program in 2006 through September 30, 2009, the retail segment had reimaged nearly 27 percent of the Company’s total store base.

During the third quarter 2009, Delek US realized a $1.9 million pre-tax loss on the disposition of 16 non-core real estate assets in Tennessee.

Marketing Segment

Marketing segment contribution margin was $3.9 million in the third quarter 2009, compared to $7.1 million in the third quarter 2008. Marketing segment results include $0.5 million in net losses on derivative instruments incurred during the third quarter 2009.

The marketing segment reported sales volumes of 11,897 barrels per day in the third quarter 2009, versus sales of 16,946 barrels per day in the prior year period, as inventories of refined products in central Texas rose to unusually high levels during the period. Refined product volumes that are typically shipped by competitors into upper Midwestern markets remained in central Texas during the period, as summer demand in the outside markets declined below historical levels. Given these competitive dynamics, sales and profit margins within the Marketing segment were under pressure during the third quarter 2009.

Reconciliation of Special Items

Delek US provides the following reconciliation schedule in calculating adjusted net income from continuing operations for the three months ended September 30, 2009. The following two items are excluded in the calculation of third quarter 2009 adjusted net income from continuing operations:

  $1.0 million pre-tax reversal of loss recovery due to a reduction in market prices for the three months ended September 30, 2009 (reversal of previously recognized LIFO gain)
  $5.8 million pre-tax gain on property damage proceeds, net of expense

	For the Three Months Ended September 30, 2009
	Pre-Tax	After-Tax	After Tax EPS
Dollars in Millions (Except EPS)	Income	Income	Diluted

Unadjusted from Continuing Operations
Continuing Operations	$(7.6)	$(5.1)	$(0.10)
Discontinued Operations	0.5	0.3	0.01
Total	(7.1)	(4.8)	(0.09)

Adjustments:
Loss:
Reversal of Previously Recognized LIFO Gain (Refining Segment)	1.0	0.7	0.01
Income:
Property Damage Gain (Refining Segment)	(5.8)	(3.8)	(0.07)
Total	(4.8)	(3.1)	(0.06)

Adjusted from Continuing Operations	(12.4)	(8.2)	(0.16)
Discontinued Operations	0.5	0.3	0.01
Adjusted Total	$(11.9)	$(7.9)	$(0.15)

Third Quarter 2009 - Conference Call Information

The Company will hold a conference call to discuss its third quarter 2009 results today at 11:00 a.m. CT. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.DelekUS.com and clicking on the Investor Relations tab, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available through November 19, 2009 by dialing (800) 642-1687, passcode 35479560. An archived version of the replay will also be available on Delek’s website for 90 days.

About Delek US Holdings, Inc.

Delek US Holdings, Inc. is a diversified energy business focused on petroleum refining, marketing and supply of refined products, and retail marketing of fuel and general merchandise. The refining segment operates a high conversion, independent refinery, with a design crude distillation capacity of 60,000 barrels per day, in Tyler, Texas. The marketing and supply segment markets refined products through its terminals in Abilene, Texas and San Angelo, Texas as well as other third party terminals. The retail segment markets gasoline, diesel and other refined petroleum products and convenience merchandise through a network of company-operated retail fuel and convenience stores, operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Discount Food Mart™, Fast Food and Fuel™ and Favorite Markets® brand names.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: the timing of our receipt of insurance proceeds; our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; losses from derivative instruments; management’s ability to execute its strategy of growth through acquisitions and transactional risks in acquisitions; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; risks and uncertainties with the respect to the quantities and costs of crude oil, the costs to acquire feedstocks and the price of the refined petroleum products we ultimately sell; potential conflicts of interest between our majority stockholder and other stockholders; and other risks contained in our filings with the Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	September 30,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$107.7	$15.3
Accounts receivable	75.6	45.4
Inventory	120.1	80.2
Assets held for sale	7.7	20.9
Other current assets	40.1	38.8
Total current assets	351.2	200.6

Property, plant and equipment:
Property, plant and equipment	848.2	708.9
Less: accumulated depreciation	(158.0)	(127.2)
Property, plant and equipment, net	690.2	581.7

Goodwill	77.5	77.5
Other intangibles, net	9.1	10.0
Minority investment	131.6	131.6
Other non-current assets	7.0	15.8
Total assets	$1,266.6	$1,017.2

Liabilities and shareholders' equity
Current liabilities:
Accounts Payable	$201.9	$68.0
Current portion of long-term debt and capital lease obligations	39.4	68.9
Note payable	15.0	15.0
Liabilities associated with assets held for sale	0.2	0.2
Accrued expenses and other current liabilities	46.3	34.1
Total current liabilities	302.8	186.2

Non-current liabilities:
Long-term debt and capital lease obligations, net of current portion	287.1	202.1
Environmental liabilities, net of current portion	3.8	5.2
Asset retirement obligations	6.9	6.6
Deferred tax liabilities	100.7	71.1
Other non-current liabilities	13.1	12.2
Total non-current liabilities	411.6	297.2

Shareholders' equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value, 110,000,000 shares authorized, 53,700,570 and 53,682,070 shares issued and outstanding at September 30, 2009 and December 31, 2008	0.5	0.5
Additional paid-in capital	280.1	277.8
Accumulated other comprehensive loss	(0.2)	(0.6)
Retained earnings	271.8	256.1
Total shareholders' equity	552.2	533.8
Total liabilities and shareholders' equity	$1,266.6	$1,017.2

Delek US Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008

Net Sales	$817.9	$1,402.5	$1,766.1	$3,957.1
Operating costs and expenses:
Cost of goods sold	745.1	1,271.2	1,562.9	3,654.7
Operating expenses	55.6	64.0	154.8	179.8
Insurance proceeds - business interruption	(6.0)	-	(64.1)	-
Property damage proceeds, net	(5.8)	-	(24.7)	-
General and administrative expenses	15.4	16.3	45.6	41.9
Depreciation and amortization	13.9	10.3	36.6	28.1
Loss (gain) on Sale of Assets	1.9	(4.0)	1.9	(6.9)
Total operating costs and expenses	820.1	1,357.8	1,713.0	3,897.6
Operating income	(2.2)	44.7	53.1	59.5
Interest expense	6.8	6.5	17.2	18.2
Interest income	-	(0.4)	(0.1)	(2.0)
Loss from equity method investment	-	0.8	-	7.9
Other expenses, net	(1.4)	0.1	0.6	0.8
Total non-operating costs and expenses	5.4	7.0	17.7	24.9
Income (loss) from continuing operations before income tax expense (benefit)	(7.6)	37.7	35.4	34.6
Income tax expense (benefit)	(2.5)	13.3	12.6	12.1
Income (loss) from continuing operations	(5.1)	24.4	22.8	22.5
Income (loss) from discontinued operations, net of tax	0.3	1.0	(1.0)	1.9
Net income (loss)	$(4.8)	$25.4	$21.8	$24.4

Basic earnings per share
Income (loss) from continuing operations	$(0.10)	$0.45	$0.43	$0.41
Income (loss) from discontinued operations	0.01	0.02	(0.02)	0.04
Total basic earnings per share	$(0.09)	$0.47	$0.41	$0.45

Diluted earnings per share
Income (loss) from continuing operations	$(0.10)	$0.45	$0.42	$0.41
Income (loss) from discontinued operations	0.01	0.02	(0.02)	0.04
Total diluted earnings per share	$(0.09)	$0.47	$0.40	$0.45

Weighted average common shares outstanding:
Basic	53,700,497	53,680,570	53,690,793	53,673,290
Diluted	53,700,497	54,380,835	54,449,404	54,414,106

Dividends declared and paid per common share outstanding	$0.0375	$0.0375	$0.1125	$0.1125

Adjusted earnings per share from continuing operations	$(0.16)	$0.45	$0.04	$0.41
Earnings per share from discontinued operations	0.01	0.02	(0.02)	0.04
Adjusted earnings per share	$(0.15)	$0.47	$0.02	$0.45

Delek US Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Nine Months Ended September 30,
	2009	2008
Cash Flow Data
Cash flows provided by operating activities:	$151.3	$98.4
Cash flows used in investing activities:	(105.1)	(38.2)
Cash flows provided by (used in) financing activities:	46.2	(85.8)
Net increase (decrease) in cash and cash equivalents	$92.4	$(25.6)

Delek US Holdings, Inc.
Segment Data
(In millions)

	As of and For the Three Months Ended September 30, 2009
	Refining	Retail	Marketing	Corpororate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$366.1	$365.2	$86.5	$0.1	$817.9
Intercompany marketing fees and sales	2.1	-	3.6	(5.7)	-
Operating costs and expenses:
Cost of goods sold	347.5	315.1	85.7	(3.2)	745.1
Operating expenses	24.1	33.4	0.5	(2.4)	55.6
Insurance proceeds - business interruption	(6.0)	-	-	-	(6.0)
Property damage proceeds, net	(5.8)	-	-	-	(5.8)
Segment contribution margin	$8.4	$16.7	$3.9	$-	29.0
General and administrative expense					15.4
Depreciation and amortization					13.9
Loss on sale of assets					1.9
Operating income					$(2.2)
Total assets	$554.0	$434.6	$67.4	$210.6	$1,266.6
Capital spending (excluding business combinations)	$7.9	$4.2	$-	$-	$12.1

	As of and For the Three Months Ended September 30, 2008
	Refining	Retail (1)	Marketing	Corpororate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$675.3	$506.9	$220.1	$0.2	$1,402.5
Intercompany marketing fees and sales	(4.8)	-	4.8	-	-
Operating costs and expenses:
Cost of goods sold	612.8	450.0	217.4	(9.0)	1,271.2
Operating expenses	28.1	35.4	0.4	0.1	64.0
Segment contribution margin	$29.6	$21.5	$7.1	$9.1	67.3
General and administrative expense					16.3
Depreciation and amortization					10.3
Gain on sale of assets					(4.0)
Operating income					$44.7
Total assets	$457.1	$505.2	$85.3	$195.1	$1,242.7
Capital spending (excluding business combinations)	$15.8	$3.5	$0.2	$-	$19.5

	For the Nine Months Ended September 30, 2009
	Refining	Retail	Marketing	Corpororate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$528.2	$990.5	$246.9	$0.5	$1,766.1
Intercompany marketing fees and sales	(5.3)	-	13.0	(7.7)	-
Operating costs and expenses:
Cost of goods sold	465.6	858.6	242.4	(3.7)	1,562.9
Operating expenses	60.0	98.3	0.9	(4.4)	154.8
Insurance proceeds - business interruption	(64.1)	-	-	-	(64.1)
Property damage proceeds, net	(24.7)	-	-	-	(24.7)
Segment contribution margin	$86.1	$33.6	$16.6	$0.9	137.2
General and administrative expense					45.6
Depreciation and amortization					36.6
Loss on sale of assets					1.9
Operating income					$53.1
Capital spending (excluding business combinations)	$142.9	$10.7	$-	$-	$153.6

	For the Nine Months Ended September 30, 2008
	Refining	Retail (1)	Marketing	Corpororate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$1,868.4	$1,454.3	$633.9	$0.5	$3,957.1
Intercompany marketing fees and sales	(11.8)	-	11.8	-	-
Operating costs and expenses:
Cost of goods sold	1,723.4	1,304.1	625.3	1.9	3,654.7
Operating expenses	75.5	103.2	0.8	0.3	179.8
Segment contribution margin	$57.7	$47.0	$19.6	$(1.7)	122.6
General and administrative expense					41.9
Depreciation and amortization					28.1
Gain on sale of assets					(6.9)
Operating income					$59.5
Capital spending (excluding business combinations)	$73.8	$16.2	$0.9	$-	$90.9

(1) Retail operating results for the three and nine months ended 2008 have been restated to reflect the reclassification of Virginia stores to discontinued operations.

Delek US Holdings, Inc.
Statistical Data
(In millions, except share and per share data)

Refining Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Days operated in period	92	92	136	274
Total sales volume (average barrels per day) (4)	54,266	55,854	55,758	55,034
Products manufactured (average barrels per day) (4):
Gasoline	29,735	30,158	28,653	29,718
Diesel/jet	19,581	20,611	20,168	20,553
Petrochemicals, LPG, NGLs	2,600	1,672	2,666	1,981
Other	2,176	2,898	2,286	2,649
Total production	54,092	55,339	53,773	54,901
Refinery throughput (average barrels per day): (4)
Crude oil	49,530	51,616	51,555	51,381
Other feedstocks	6,388	4,946	4,322	4,662
Total refinery throughput	55,918	56,562	55,877	56,043
Per barrel of sales:
Refining operating margin	$4.15	$11.23	$7.87	$8.83
Refining operating margin excluding intercompany marketing fees	4.37	12.16	9.03	9.61
Direct cash operating expenses	4.82	5.46	7.69	5.00
Pricing statistics (average for the period presented)(3)
WTI — Cushing crude oil (per barrel)	$68.24	$118.70	$68.00	$113.59
U.S. Gulf Coast 5-3-2 crack spread (per barrel)(2)	6.38	15.08	6.93	11.63
U.S. Gulf Coast unleaded gasoline (per gallon)	1.81	3.12	1.83	2.89
Ultra low sulfur diesel (per gallon)	1.79	3.39	1.77	3.28
Natural gas (per MMBTU)	3.15	9.12	3.35	9.68

Marketing Segment
	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Days operated in period	92	92	273	274
Total sales volume (average barrels per day)	11,897	16,946	13,151	17,316
Products sold (average barrels per day):
Gasoline	6,423	8,349	6,848	8,440
Diesel/jet	5,434	8,531	6,251	8,810
Other	40	66	52	66
Total sales	11,897	16,946	13,151	17,316
Direct operating expenses (per barrel of sales)	$0.47	$0.26	$0.25	$0.18

Retail Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008 ((1))	2009	2008 ((1))
Number of stores (end of period)	443	459	443	459
Average number of stores	455	459	456	459
Retail fuel sales (thousands of gallons)	102,391	100,875	305,968	308,371
Average retail gallons per average number of stores (in thousands)	225	220	671	672
Retail fuel margin ($ per gallon)	$0.178	$0.241	$0.137	$0.180
Merchandise sales (in millions)	$99.5	$98.0	$284.2	$288.4
Merchandise margin %	31.1%	32.2%	31.0%	32.1%
Credit expense (% of gross margin)	7.9%	8.8%	8.0%	9.5%
Merchandise and cash over/short (% of net sales)	0.2%	0.2%	0.2%	0.2%
Operating expenses/merchandise sales plus total gallons	15.9%	17.2%	16.0%	16.6%

(1) Retail operating results for the three and nine months ended 2008 have been restated to reflect the reclassification of Virginia stores to discontinued operations.
(2) 5-3-2 Gulf Coast crack spread for the full nine months ended September 30, 2009 was $7.76 per barrel
(3) The Tyler refinery resumed operations on May 18, 2009 after being offline since November 20, 2008 due to a fire at the facility. This information for the nine months ended September 30, 2009 has been calculated for the 136 days the facility was fully operational.
(4) Results include nominal throughputs and production for the period of gradual restart of the refinery from May 1, 2009 through May 17, 2009. The refinery resumed full operations on May 18, 2009. Sales volumes also include minimal sales of intermediate products made prior to the start of the refinery.

CONTACT:
U.S. Investor / Media Relations Contact:
Delek US Holdings, Inc.
Noel Ryan III, 615-435-1356
Director, Investor Relations/Communications
or
Israel Media Contact:
ARAD Communications
Gali Dahan or Merav Gasar, 011-972-3-7693333